UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 15, 2002

TULARIK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-28347	94–3148800
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Two Corporate Drive

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 825-7000

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountants

On March 15, 2002, the Company dismissed Ernst & Young LLP as the independent accountants of the Company. On March 15, 2002 the Company appointed PricewaterhouseCoopers LLP as its independent auditors. The decision to change independent accountants has been approved by the Audit Committee under authority granted by the Board of Directors of the Company.

Ernst & Young’s reports on the Company’s financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except for Ernst & Young’s reports dated February 4, 2002 and February 8, 2001 on the Company’s consolidated financial statements for the years ended December 31, 2001 and 2000 which refer to Note 1 to the Company’s consolidated financial statements, and noted that during the year ended December 31, 2000, the Company changed its method of revenue recognition for non-refundable technology access fees received in connection with collaboration agreements.

In connection with the Company’s audits for the fiscal years ended December 31, 2001 and 2000, and through March 14, 2002, there were no disagreements, as defined by Item 304 (a)(1)(iv) of Regulation S-K, between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in their reports on the Company’s financial statements for such years.

During the fiscal years ended December 31, 2001 and 2000, and through March 14, 2002, there were no reportable events, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

A letter from Ernst & Young stating their agreement with the statements made herein is filed as Exhibit 16 to this Form 8-K.

During the fiscal years ended December 31, 2001 and 2000, and through March 14, 2002, the Company did not consult with PricewaterhouseCoopers regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or

(ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

Item     7.       Financial  Statements  and  Exhibits.

           (c)         Exhibits.

16            Letter  from  Ernst & Young  LLP  regarding  change  in certifying  accountant.

INDEX TO EXHIBITS

EXHIBIT NUMBER
DESCRIPTION

16	Letter from Ernst & Young regarding its concurrence with the Registrant’s statement regarding change of accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 19, 2002

Tularik Inc.

/s/ Corinne H. Lyle
Corinne H. Lyle
Vice President, Chief Financial Officer,
(Principal Financial and Accounting Officer)